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                                                                    Exhibit 23.6



                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
California Steel Industries, Inc.:

We consent to the use of our report dated January 19, 2001 with respect to the consolidated balance sheets of California Steel Industries, Inc. and subsidiary as of December 31, 2000 and 1999 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 2000, which report appears in the Amendment No. 2 to the Registration Statement on Form F-3 of Companhia Vale do Rio Doce.



                                  /s/ KPMG LLP




Orange County, California
March 12, 2002